UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

BRIGHTLINE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21745 Red Rum Drive

Ashburn, VA 20147

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703)-594-7496

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BTLN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2026, Tamar Elkeles, a member of the Board of Directors (the “Board”) of Brightline Interactive, Inc. (the “Company”), Chair of the Compensation Committee and Nominating and Corporate Governance Committee of the Board, tendered her resignation to the Board effective immediately. Dr. Elkeles’s decision to resign was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Dr. Elkeles’s resignation, the Board appointed Admiral Scott Swift, USN (Ret.) as Chair of the Nominating and Corporate Governance Committee and Major General Pete Fesler, USA (Ret.) as Chair of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTLINE INTERACTIVE, INC.

Date: October 23, 2026	/s/ Tyler Gates
	Name:	Tyler Gates
	Title:	President and Chief Executive Officer